EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm as experts under the caption "Experts--Independent Registered Public Accounting Firm" and to the use of our report dated April 18, 2007, in Amendment No. 1 to the Registration Statement (File No. 333-141435) and related prospectus of Advisor's Disciplined Trust 149.


                                /s/ GRANT THORNTON LLP
                                GRANT THORNTON LLP

Chicago, Illinois
April 18, 2007